Exhibit 5.1

FORMTEXT Registered

Oculis Holding AG
Bahnhofstrasse 7
6300 Zug

VISCHER Ltd

Basel

Aeschenvorstadt 4

CH-4010 Basel

Switzerland

Phone +41 58 211 33 00

Fax +41 58 211 33 10

Zurich

Schützengasse 1

CH-8021 Zurich

Switzerland

Phone +41 58 211 34 00

Fax +41 58 211 34 10

Civil Law Notaries in
Basel-City and Baselland

27 August 2024

Oculis Holding AG – Registration Statement on Form F-3

Dear Sir or Madam,

We have acted as special Swiss counsel to Oculis Holding AG (the "Company"), a company incorporated under the laws of the Switzerland, in connection with a registration statement on Form F-3 (the "Registration Statement"), filed under the U.S. Securities Act of 1933, as amended (the "Securities Act") and the related prospectus (the "Prospectus") relating to the resale by a selling securityholder of up to 361'011 ordinary shares of the Company, each with a

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nominal value of CHF 0.01 (the "Offered Shares") issuable upon the exercise of a warrant in accordance with a certain Warrant Agreement by and between Oculis Holding AG and Kreos Capital VII Aggregator SCSp, dated as of 29 May 2024 (the "Warrant Agreement").

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.
Basis of opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by Swiss courts. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Documents (other than listed below) or to any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For the purpose of giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (the "Documents"):

a)
an electronic copy of the Registration Statement, including the Prospectus;
b)
an uncertified electronic copy of an extract from the Commercial Register of the Canton of Zug (the "Commercial Register") dated 27 August 2024 regarding the Company, retrieved online (the "Register Extract"); and
c)
the articles of association (Statuten) of the Company dated 29 May 2024, shown on the Register Extract as being the most recent articles of association filed with the Commercial Register (the "Articles of Association").

No documents have been reviewed by us in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

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II.
Assumptions

In rendering the opinion below, we have assumed the following:

a)
all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, electronic copies) conform to the original;
b)
all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic signatures on any such document have been affixed thereto by the individual to whom such electronic signature belongs;
c)
to the extent relevant for purposes of this opinion, any and all information contained in the Documents is and will be true, complete and accurate at all relevant times;
d)
in relation to the Company, there have been no changes of the Articles of Association or their respective registration in the Commercial Register or compared to the Articles of Association in the form examined by us;
e)
the Registration Statement and the Prospectus have been filed by the Company;
f)
all authorizations, approvals, consents, licenses, exemptions, other than as required by mandatory Swiss law applicable to the Company or the Articles of Association, and other requirements for the filing of the Registration Statement and the Prospectuses or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement and the Prospectuses have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;
g)
(i) the number of Offered Shares will not exceed the number of registered shares that may be issued under the Articles of Association (as may be amended from time to time), (ii) prior to the resale of any Offered Shares, the Registration Statement will have become effective, and (iii) the exercise, issuance of and payment for the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time), the Registration Statement, the Prospectus, the Warrant Agreement and Swiss law;

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h)
prior to the issuance and resale of any Offered Shares, the Company's board of directors will have duly authorized the issuance of such Offered Shares and will have validly excluded the pre-emptive rights of the existing shareholders for purposes of the issuance of such Offered Shares as contemplated in the Registration Statement, the Prospectus, as applicable, and such authorization and exclusion will not have been amended and will be in full force and effect until the issuance of all such Offered Shares;
i)
the Company has not entered and will not enter into any transaction which could be construed as repayment of share capital (Einlagenrückgewähr) and has not undertaken and will not undertake an acquisition in kind (Sacheinlage) without complying with the formal procedure set forth in article 634 of the Swiss Code of Obligations (the "CO"), a set-off against a claim (Verrechnung) without complying with the formal procedure set forth in article 634a CO, or a conversion of equity surplus (Umwandlung von frei verwendbarem Eigenkapital) without complying with the formal procedure set forth in article 652d CO; and
j)
there are no provisions of the laws of any jurisdiction outside Switzerland which would have any implication for the opinion we express and that, insofar as the laws of any jurisdiction outside Switzerland may be relevant, such laws have been or will be complied with.
III.
Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Offered Shares to be issued pursuant to the terms of the Warrant Agreement, if and when exercised, issued and paid for pursuant to the Articles of Association, the underlying Warrant Agreement and Swiss law – in particular after the exercise price for such Offered Shares has been paid-in in accordance with the Articles of Association, the underlying Warrant Agreement and Swiss law and, to the extent required under Swiss law, upon registration of the corresponding share capital increase with the Commercial Register of the Canton of Zug – and if and when such Offered Shares have been entered into the Company's book of uncertificated securities, have been or will be, as applicable, validly issued, fully paid as to their nominal value and non-assessable.

IV.
Qualifications

This opinion is subject to the following qualifications:

a)
This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.
b)
The exercise of voting rights and rights related thereto with respect to any Offered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided

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in, the Articles of Association.
c)
We express no opinion as to whether the Registration Statement and the Prospectus are accurate, true, correct, complete or not misleading. In particular, and without limitation to the foregoing, we express no opinion as to whether the Registration Statement and the Prospectus provide sufficient information for investors to reach an informed assessment of the Company and the Offered Shares.
d)
Notwithstanding or irrespective of registration of the capital increase with respect to the Offered Shares with the Commercial Register, the underlying resolutions of the Company's board of directors or related resolutions of the general meeting may be challenged by a dissenting shareholder of the Company or others in court or otherwise. However, we believe that such challenge of such resolutions after registration of the Offered Shares with the Commercial Register, even if successful, would not in itself void such Offered Shares.
e)
The opinion set forth herein is limited to the matters specifically addressed herein, and no other opinion or opinions are expressed or may be implied or inferred. In particular, we express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express in this opinion no opinion as to tax law.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the captions "Service of Process and Enforceability of Civil Liabilities" and "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and shall be construed in accordance with the laws of Switzerland.

[Signature Page Follows]

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Very truly yours,

VISCHER AG

/s/ Dr. Matthias Staehelin
Dr. Matthias Staehelin